Independent auditors' consent

The board and shareholders AXP Bond Fund, Inc.:



We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


/s/ KPMG LLP
    KPMG LLP



Minneapolis, Minnesota
October 26, 2000